UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: JANUARY 27, 2003

AMERICAN CRYSTAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	33-83868; 333-11693; and 333-32251	84-0004720
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 NORTH THIRD STREET
MOORHEAD, MN 56560		(218) 236-4400
(Address of principal executive offices)		(Registrant’s telephone number)

Item  9

American Crystal Sugar Company (the “Company”) announced to its shareholders on January 27, 2003 that the Board of Directors has modified the planting policy for the 2003 Crop.  This change will result in the planting policy for the 2003 crop being equal to stock acres with a permitted under-plant of up to two percent.  The Board of Directors and Management believe the result of this will be that approximately 500,000 acres (approximate stock acres) for the 2003 crop will be planted rather than the earlier projection of 480,000 acres (approximately 96 percent of stock acres).

This report contains forward-looking statements and information based upon assumptions by the  Company’s management.  These forward-looking statements can be identified by the use of forward-looking terminology such as “expects”, “believes”, “will” or similar verbs or expressions.  If any of management’s assumptions prove incorrect or should unanticipated circumstances arise, the Company’s actual results could materially differ from those anticipated by such forward-looking statements.  The differences could be caused by a number of factors or combination of factors, including, but not limited to, those factors influencing the Company and its business which are described in  “Important Factors” section contained in the Company’s Annual Report on Form 10-K for fiscal year 2002.  Readers are urged to consider these factors when evaluating any forward-looking statement.  The Company undertakes no obligation to update any forward-looking statements in this report to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN CRYSTAL SUGAR COMPANY

Dated:	January 27, 2003	/s/ Brian Ingulsrud
		By:	Brian Ingulsrud
		Its:	Corporate Controller and Chief Accounting Officer